Exhibit 10.46
EXECUTION COPY

FIFTH AMENDMENT TO LOAN AGREEMENT

This Fifth Amendment to Loan Agreement (this “Amendment”) is made as of December 15, 2017, by and among AMERICAN TOWER CORPORATION, as Borrower (the “Company”), TORONTO DOMINION (TEXAS) LLC, as Administrative Agent (the “Administrative Agent”), and the financial institutions whose names appear as lenders on the signature page hereof.

WHEREAS, the Company and the Administrative Agent are party to that certain Amended and Restated Loan Agreement, dated as of September 19, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”) among the Company, the Administrative Agent and the Lenders from time to time party thereto.

WHEREAS, the Company, the Administrative Agent and the Lenders have agreed to amend the Loan Agreement pursuant to Section 12.12 of the Loan Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

1.DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Loan Agreement.

2.AMENDMENTS.

(a)The definition of “Maturity Date” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Maturity Date” shall mean January 31, 2023, or such earlier date as payment of the Loans shall be due (whether by acceleration, reduction of the Commitments to zero or otherwise).
(b)Article 9 is amended by adding to the end thereof a new Section 9.9 to read as follows:

Section 9.9.    Lender ERISA Matters.  Each Lender represents and warrants as of the date hereof to the Administrative Agent and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, for the benefit of the Borrower, that such Lender is not and will not be (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Internal Revenue Code; (iii) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Internal Revenue Code that is using “plan assets” of any such plans or accounts to fund or hold Loans or perform its obligations under this Agreement; or (iv) a “governmental plan” within the meaning of ERISA.

3.LETTER OF CREDIT COMMITMENTS. The L/C Commitments shall remain as set forth in the Fourth Amendment to the Loan Agreement dated as of November 30, 2016; provided that Royal Bank of Canada and Morgan Stanley Bank, N.A. shall have no obligation to issue Commercial Letters of Credit.

4.WAIVER; ASSIGNMENT. (a) The requirements of Sections 12.4 and 12.12(c) of the Loan Agreement are hereby waived to the extent that such Sections require prior notice or execution and delivery of an assignment agreement to effect an assignment by any Lender that does not agree to extend its Revolving Loan Commitment as set forth in this Amendment. Accordingly, after giving effect to this Amendment, only those Lenders listed on Schedule A to this Amendment shall have any Revolving Loan Commitment or be considered Lenders under the Loan Agreement, in such amounts as set forth on Schedule A. The execution of this Amendment is evidence of the consent of the Company, the Swingline Lender, the Issuing Banks and the Administrative Agent to assignment of the Assignor’s Revolving Loan Commitments to the Assignees, as required pursuant to Section 12.4(b)(iii) of the Loan Agreement.

(b)    Each Lender whose Revolving Loan Commitment is reduced or terminated by giving effect to this Amendment (each, an “Assignor”) hereby irrevocably sells and assigns, at par, to each Lender whose Revolving Loan Commitment is increased (or created) by giving effect to this Amendment (each, an “Assignee”), and each Assignee hereby irrevocably purchases and assumes from each Assignor, subject to and in accordance with this Amendment and the Loan Agreement, as of the Amendment Effective Date (as defined below), the Assigned Interests (as defined below). Such sales and assignments and purchases and assumptions shall be made on the terms set forth in Exhibit F to the Loan Agreement and shall comply with Section 12.4(b) of the Loan Agreement, notwithstanding any failure of such sales, assignments, purchases and assumptions to comply with (x) the minimum assignment requirement in Section 12.4(b)(i) of the Loan Agreement, (y) the requirement to pay the processing and recordation fees referenced in Section 12.4(b)(iv) of the Loan Agreement or (z) any requirement to execute and deliver an Assignment and Assumption in respect thereof. Without limiting the generality of the foregoing, each Assignee hereby makes the representations, warranties and agreements required to be made under Section 1 of Annex 1 to Exhibit F to the Loan Agreement by an Assignee, with respect to the Assigned Interests being assigned or assumed by such Assignee hereunder. Each sale and assignment hereunder is without recourse to any Assignor and, except as expressly provided in Section 1 of Annex 1 to Exhibit F to the Loan Agreement, without representation or warranty by any Assignor.

(c)    “Assigned Interest” means (i) all of the respective Assignors’ rights and obligations in their respective capacities as Lenders under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the Revolving Loan Commitments of the respective Assignors to the extent being assigned under this Agreement and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the respective Assignors (in their respective capacities as Lenders) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above.
(d)    On the Amendment Effective Date, subject to the terms and conditions set forth herein, (x) to the extent any Loans or funded L/C Obligations are outstanding on such date, each Assignee purchasing and assuming Assigned Interests pursuant to paragraph (b) above shall pay the purchase price for such Assigned Interests (equal to the principal amount of such outstanding Loans and funded L/C Obligations with respect to such Assigned Interest) by wire transfer of immediately available funds to the Administrative Agent not later than 12:00 Noon (New York City time), (y) the Company shall pay all accrued and unpaid interest and fees and other amounts accrued to but excluding the Amendment Effective Date for the account of each Assignor in respect of such Assignor’s Assigned Interests (including such amount, if any, as would be payable pursuant to Section 2.9 of the Loan Agreement if the outstanding Loans of such Assignor were prepaid in their entirety on the date of consummation of the assignment of the Assigned Interests) by wire transfer of immediately available funds to the Administrative Agent not later than 12:00 Noon (New York City time) and (z) the Administrative Agent shall pay to each of the Assignors, out of the amounts received by the Administrative Agent pursuant to clauses (x) and (y) above, the purchase price for the Assigned Interests assigned by such Assignor pursuant hereto and all unpaid interest and fees and other amounts accrued for the account of each Assignor to but excluding the Amendment Effective Date by wire transfer of immediately available funds to the account designated by such Assignor to the Administrative Agent not later than 5:00 p.m. (New York City time) on the Amendment Effective Date.
5.BRING-DOWN OF REPRESENTATIONS. The Company hereby certifies that, as of the date of this Amendment, (i) the representations and warranties contained in Section 4.1 of the Loan Agreement are true and correct in all material respects, except for those representations and warranties that are qualified by materiality or Materially Adverse Effect, which shall be true and correct, both before and after giving effect to this Amendment, and after giving effect to any updates to information provided to the Lenders in accordance with the terms of the Loan Agreement except to the extent stated to have been made as of the Agreement Date, and (ii) no Default exists.

6.EFFECTIVENESS. This Amendment shall become effective upon (a) the Administrative Agent receiving this Amendment duly executed by the Company and all of the Lenders and (b) the payment in full of all fees and expenses required to be paid in connection with this Amendment to the Administrative Agent and the Lenders (the date such conditions are satisfied is the “Amendment Effective Date”).

7.NO OTHER AMENDMENTS. Except as provided herein, each of the other provisions of the Loan Agreement shall remain in full force and effect and are hereby ratified and confirmed. For the avoidance of doubt, the amendment of the definition of “Maturity Date” set forth herein shall not limit the option of the Company to renew the Revolving Loan Commitments as provided in Section 2.18 of the Loan Agreement.

8.COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic transmission shall be effective as delivery of a manually executed counterpart.

9.GOVERNING LAW. This Amendment shall be construed in accordance with and governed by the internal laws of the State of New York applicable to agreements made and performed in the State of New York.

10.MISCELLANEOUS.

(a)    On and after the effective date of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

(b)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(c)    On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused it to be executed by their duly authorized officers, all as of the day and year above written.

COMPANY:	AMERICAN TOWER CORPORATION
	By:	/s/ Thomas A. Bartlett
	Name:	Thomas A. Bartlett
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Fifth Amendment to Loan Agreement]

LENDERS	TORONTO DOMINION (TEXAS) LLC, as Administrative Agent
	By:	/s/ Wallace Wong
	Name:	Wallace Wong
	Title:	Authorized Signatory

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender
	By:	/s/ Wallace Wong
	Name:	Wallace Wong
	Title:	Authorized Signatory

BANK OF AMERICA, N.A., as a Lender
	By:	/s/ Laura L. Olson
	Name:	Laura L. Olson
	Title:	Vice President

Barclays Bank PLC, as a Lender
	By:	/s/ Ritam Bhalla
	Name:	Ritam Bhalla
	Title:	Director

CITIBANK, N.A., as a Lender
	By:	/s/ Susan Olsen
	Name:	Susan Olsen
	Title:	Vice President

JPMorgan Chase Bank, N.A., as a Lender
	By:	/s/ Peter Thauer
	Name:	Peter Thauer
	Title:	Managing Director

MIZUHO BANK, LTD., as a Lender
	By:	/s/ Daniel Guevara
	Name:	Daniel Guevara
	Title:	Authorized Signatory

[Signature Page to Fifth Amendment to Loan Agreement]

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as a Lender
By:	/s/ Ola Anderssen
Name:	Ola Anderssen
Title:	Director

MORGAN STANLEY BANK, N.A., as a Lender
By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

ROYAL BANK OF CANADA, as a Lender
By:	/s/ Alexander Oliver
Name:	Alexander Oliver
Title:	Authorized Signatory

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as a Lender
By:	/s/ Brian Crowley
Name:	Brian Crowley
Title:	Managing Director

By:	/s/ Cara Younger
Name:	Cara Younger
Title:	Director

Banco Santander, S.A., New York Branch as a
Lender
By:	/s/ Rita Walz-Cuccioli
Name:	Rita Walz-Cuccioli
Title:	Executive Director
Banco Santander, S.A., New York Branch

By:	/s/ Terence Corcoran
Name:	Terence Corcoran
Title:	Senior Vice President
Banco Santander, S.A., New York Branch

[Signature Page to Fifth Amendment to Loan Agreement]

The Bank of Nova Scotia, as a Lender
By:	/s/ Laura Gimena
Name:	Laura Gimena
Title:	Director

Societe Generale, as a Lender
By:	/s/ Shelley Yu
Name:	Shelley Yu
Title:	Director

Sumitomo Mitsui Banking Corporation, as a Lender
By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

GOLDMAN SACHS BANK USA, as a Lender
By:	/s/ Rebecca Kratz
Name:	Rebecca Kratz
Title:	Authorized Signatory

FIFTH THIRD BANK, as a Lender
By:	/s/ Eric Oberfield
Name:	Eric Oberfield
Title:	Director

Commerzbank AG New York, as a Lender
By:	/s/ Barbara Stacks
Name:	Barbara Stacks
Title:	Director

By:	/s/ Jonas Ryan
Name:	Jonas Ryan
Title:	Associate

[Signature Page to Fifth Amendment to Loan Agreement]

HSBC Bank USA N.A., as a Lender
By:	/s/ Robert Devir
Name:	Robert Devir
Title:	Managing Director

Agreed, and executed solely in its capacity as Assignor under Section 4 of the foregoing Amendment:

Santander Bank, N.A., as an Assignor
By:	/s/ Andres Barbosa
Name:	Andres Barbosa
Title:	Executive Director

[Signature Page to Fifth Amendment to Loan Agreement]

SCHEDULE A
REVOLVING LOAN COMMITMENT AMOUNTS

Entity	Revolving Loan Commitment
The Toronto-Dominion Bank, New York Branch	$145,000,000
Bank of America, N.A.	$145,000,000
Barclays Bank PLC	$145,000,000
Citibank, N.A.	$145,000,000
JPMorgan Chase Bank, N.A.	$145,000,000
Mizuho Bank, Ltd.	$145,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$87,000,000
Morgan Stanley Bank, N.A.	$58,000,000
Royal Bank of Canada	$145,000,000
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$115,000,000
Banco Santander, S.A., New York Branch	$115,000,000
The Bank of Nova Scotia	$115,000,000
Societe Generale	$115,000,000
Sumitomo Mitsui Banking Corporation	$115,000,000
Goldman Sachs Bank USA	$95,000,000
Fifth Third Bank	$85,000,000
Commerzbank AG, New York Branch	$60,000,000
HSBC Bank USA, National Association	$25,000,000

Total	$2,000,000,000